Exhibit 99.3


Crown Castle           Crown Castle International Corp.     Tel 713-570.3000
International          510 Bering Drive, Suite 500          Fax 713-570.3100
                       Houston, TX 77057                    www.crown.castle.com

     November 7, 1999


GTE Wireless Incorporated
One GTE Place
MCGA1B3LGL
Alpharetta, Georgia  30004

Re:  Future Tower Contributions

Ladies and Gentlemen:

GTE Wireless Incorporated ("Thrasher"), Crown Castle International Corp. ("Bidder") and certain other entities have entered into a Formation Agreement dated as of even date herewith (the "Formation Agreement") providing for, among other things: (i) the formation of three limited liability companies (collectively, the "Joint Venture") which will acquire, own, operate and manage communications towers and related assets; (ii) the contribution by Thrasher (and others) to the Joint Venture of communications towers and related assets and liabilities; and (iii) the execution by Thrasher (on behalf of itself and others) and the Joint Venture of a Master Build to Suit Agreement (the "MBSA") providing for the construction and operation by the Joint Venture of communications towers upon which Thrasher will locate communications facilities and pay rents to the Joint Venture (pursuant to the "Global Lease" (as defined below)); and (iv) the lease of space on certain towers and related real estate of the Joint Venture pursuant to the terms and conditions of a Global Lease Agreement to be entered into by Thrasher (on behalf of itself and others) and the Joint Venture (the "Global Lease") (all of the foregoing, together with other matters referred to in the Formation Agreement, collectively herein referred to as the "Transaction" and all of such documents as the "Transaction Documents"). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Formation Agreement.

1. Future Tower Contributions. (a) The parties acknowledge that (i) the communications towers and related assets and liabilities to be conveyed to the Joint Venture pursuant to the Formation Agreement do not represent all of the tower assets currently owned by Thrasher and its affiliates (the communications towers and related assets owned by Thrasher (or its Affiliates) and not included in the Thrasher Contributed Assets are herein referred to as the "Currently Owned Towers"), (ii) Thrasher or its affiliates may, in future, acquire additional tower properties in MSA or RSA cellular service markets and/or MTA or BTA PCS markets in that portion of the United States of America located east of the Mississippi river for use in the operation of its cellular system (herein the "Subsequently Acquired Towers") and (iii) that an Affiliate of Thrasher, GTE Services Incorporated, has acquired approximately 600 additional towers and related assets from Ameritech in the Chicago MTA, St. Louis MTA and other locations as the result of the SBC- Ameritech merger (herein the "Ameritech Towers"). The Ameritech Towers shall not be included in the Currently Owned Towers or the Subsequently Acquired Towers. Bidder agrees that, notwithstanding anything to the contrary in the Transaction Documents, Thrasher (or its Affiliates) shall have the right, but not the obligation, to convey (or in the case of the Ameritech Towers, to use its



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     commercially reasonable efforts to cause to be conveyed) all or any part of the Currently Owned Towers, the Subsequently Acquired Towers and the Ameritech Towers to the Joint Venture as herein provided or as otherwise agreed to by the parties.

     In the event that Thrasher desires to exercise the right to convey (or in the case of the Ameritech Towers, to use its commercially reasonable efforts to cause to be conveyed) to Bidder any Currently Owned Towers, Subsequently Acquired Towers or the Ameritech Towers, Thrasher shall provide written notice to Bidder and the Joint Venture. The written notice will include a description of such communications towers and related assets and liabilities as Thrasher desires to convey (or in the case of the Ameritech Towers, to use its commercially reasonable efforts to cause to be conveyed) consistent with the information provided by Thrasher pursuant to Annexes I, II and III and Section 5.1 of the Formation Agreement. Unless otherwise agreed to by the parties, the consideration to be received by Thrasher shall be the product of (i) the number of such communications towers to be conveyed, multiplied by (ii)
     (x) as to the Currently Owned Towers and the Subsequently Acquired Towers, two hundred seventy-five thousand dollars ($275,000) or (y) as to the Ameritech Towers, three hundred ninety thousand dollars ($390,000).

     (b) Unless otherwise agreed to by Thrasher, the consideration will take the form of cash (including Incurred Debt) and additional ownership interest in HoldCo in the same proportions received by Thrasher under the Formation Agreement.

     (c) Thrasher's rights hereunder to contribute Currently Owned Towers and Subsequently Acquired Towers will expire eighteen (18) months after the Final Closing. As to the Ameritech Towers, the written notice provided for in item (a) above shall apply to all of the Ameritech Towers (excluding tower sites with switches or office buildings, if any) and must be given by Thrasher not later than May 1, 2000 and the parties shall enter into a definitive agreement for the contribution of such towers (the "Definitive Agreement") not later than June 30, 2000;
     provided however, Thrasher shall be obligated to cause to be contributed to the Joint Venture only such of the Ameritech Towers as to which it has obtained all required consents or approvals or is not prohibited from making such contribution by the DOJ or otherwise. The time and date for the closing of the contribution of the Ameritech Towers shall be established by the Definitive Agreement, but in no event shall such closing be sooner than June 1, 2000. Upon conveyance of the properties, Thrasher (or its Affiliates) will execute Supplements (as defined in the Global Lease) for each property conveyed. Any Currently Owned Towers or Subsequently Acquired Towers conveyed hereunder will be conveyed subject to the same representations and warranties provided for under Section 5.1 of the Formation Agreement (given as of the date of conveyance) and Thrasher, the Joint Venture and the parties to the Formation Agreement shall be subject to, and enjoy the benefit of, the indemnification provisions set forth in Article 10 of the Formation Agreement; provided, however that any time periods provided for in such Article will be deemed to commence as of the date of conveyance with respect to the properties conveyed pursuant to this letter agreement.

     (d) Notwithstanding the foregoing, the Joint Venture will not be obligated to accept the contribution of more than one hundred (100) Currently Owned Towers and Subsequently Acquired Towers, in the aggregate, in any twelve (12) month period; provided, however, that if the Joint Venture declines to accept at least one hundred (100) of such towers in any twelve month period, Thrasher's rights to




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     contribute such towers shall be extended until such time as it would be able to cause the Joint Venture to accept the contribution of all of such towers offered in the eighteen (18) month period following the Final Closing. Notwithstanding anything contained herein to the contrary, the Joint Venture will be obligated to accept the contribution of no more than 600 Ameritech Towers..

     (e) The provisions of this letter agreement do not apply to the conveyance of towers (and related assets and liabilities) by Thrasher which were identified on any Annex or Schedule to the Formation Agreement, but which were not conveyed at a Closing ("Contemplated Towers"). With respect to such Contemplated Towers, the parties agree that Thrasher (or the Transferring Entities) will convey such properties when and as it is able to and shall receive the consideration in the amounts and forms provided for in the Formation Agreement, to the extent that such consideration has not already been received by Thrasher.

     (f) Notwithstanding the foregoing, with regard to the Ameritech Towers, in addition to the right of Thrasher to cause the contribution of those towers to the Joint Venture, the Joint Venture shall have the right to require that all, but not less than all, of those towers (excluding tower sites with switches or office buildings, if any) be contributed to the Joint Venture which right shall be exercised by written notice from the Joint Venture to Thrasher not later than May 1, 2000 and the parties shall enter into the Definitive Agreement not later than June 30, 2000; provided however, Thrasher shall be obligated to cause to be contributed to the Joint Venture only such of the Ameritech Towers as to which it has obtained all required consents or approvals or is not prohibited from making such contribution by the DOJ or otherwise., The time and date for the closing of the contribution of the Ameritech Towers will be established by the Definitive Agreement, but in no event shall such closing be sooner than June 1, 2000. Upon receipt of such notice Thrasher will prepare a description of such communications towers and related assets and liabilities consistent with the information provided by Thrasher pursuant to Annexes I, II and III and Section 5.1 of the Formation Agreement and the consideration to be received by Thrasher shall be the product of (i) the number of such communications towers to be conveyed, multiplied by (ii) three hundred ninety thousand dollars ($390,000)

     (g) All towers contributed by Thrasher or its Affiliates to the Joint Venture under this letter agreement shall be included as a part of the buildings, towers, and facilities of the Joint Venture that are subject to the Global Lease and, as such, will be subject to the terms and conditions of the Global Lease; as to each contributed tower, Thrasher and Bidder will execute and deliver, each to the other, a Supplement (as defined in the Global Lease). Unless otherwise agreed to by Thrasher, the consideration will take the form of cash and additional ownership interest in HoldCo in the same proportions received by Thrasher under the Formation Agreement.

     (h) The Definitive Agreement shall (i) include, without limitation, the terms of Article 7 of the Formation Agreement (as modified to accommodate the time and circumstances applicable to the closing of the Currently Owned Towers, the Subsequently Acquired Towers and the Ameritech Towers) and (ii) provide that any obligation of Thrasher to obtain the Required Thrasher Phase I Reports with regard to the Subsequently Acquired Towers and the Ameritech Towers shall be determined by the date of the acquisition of those towers by the party from which Thrasher or its Affiliate obtained them and not by the date such towers were acquired by Thrasher or its Affiliate.





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2.   Miscellaneous.

     (a) All notices hereunder must be in writing and shall be deemed validly given if sent in accordance with the provisions of Section 11.9 of the Formation Agreement.

     (b) This letter agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflict of law thereof.

     (c) This letter agreement may be executed in multiple counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This letter agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties.

     (d)   Any dispute hereunder shall be resolved in the manner set forth in
     Section 11.1 of the Formation Agreement.

     (e) This letter agreement may not be assigned by any party hereto without the prior written consent of the other party, provided that (i) Thrasher may assign its rights hereunder to any entity of which either Thrasher Parent, Thrasher or Bell Atlantic (after the Bell Atlantic/Thrasher
     Merger is consummated) owns directly or indirectly a majority of the voting power of the outstanding capital stock or to any transferee of its entire remaining Thrasher HoldCo Interest, in each case, in compliance with Section 9.2 of the Formation Agreement, and (ii) Bidder may assign any of its rights hereunder to any wholly-owned (direct or indirect) subsidiary of Bidder or to any transferee of its entire remaining Bidder HoldCo Interest, in each case, in compliance with Section 9.1 of the Formation Agreement. No such assignment shall relieve Thrasher or Bidder of their respective obligations hereunder except that in connection with a transfer by Thrasher of its entire remaining Thrasher HoldCo Interest, respectively, made in accordance with the provisions of Article 9 of the Formation Agreement, the transferring party shall be relieved only of its obligations under Articles 8 and 9 of the Formation Agreement. For purposes of the foregoing, a transfer by merger by Bidder or Thrasher (whether or not Bidder or Thrasher is the surviving corporation), or any direct or indirect parent corporation of Bidder or Thrasher, shall not be deemed to be an assignment for purposes of this letter agreement. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the permitted successors and assigns of Thrasher and Bidder. All references herein to any party shall be deemed to include any successor to such party, including any corporate successor.

     (f) This letter agreement shall automatically terminate upon the termination of the Formation Agreement, including the circumstance where one or more Closings have occurred and the Formation Agreement and the other Transaction Documents remain in effect for the limited purpose of governing the parties' relationship with respect to the assets and liabilities transferred and assumed at such Closings.

     (g) The parties understand and agree that in no event may the Thrasher HoldCo Interest be decreased to a percentage less than 10.0% (assuming that no Bidder Contributed Shares have been contributed to or are held by HoldCo) as a result of




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     adjustments in the percentage interests of the members of HoldCo and, accordingly, to the extent that any of the transactions contemplated hereby would cause such decrease to occur the parties will revise the terms of the transactions contemplated in order to prevent such decrease.

          The foregoing represents the entire agreement of the parties with respect to the matters expressly provided for herein, and except as expressly provided for herein, shall not be deemed to amend, alter, modify or waive any of the rights or obligations of the parties under the Formation Agreement or any other Transaction Documents.





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          Please execute the enclosed copy of this letter and return it to the address set forth above, evidencing Thrasher's agreement to the terms and conditions of this letter. Execution of the letter by each of us shall constitute each parties agreement to the foregoing and each party agrees to use its best efforts to cause the Joint Venture to comply with any of its obligations hereunder.

                                               CROWN CASTLE INTERNATIONAL
                                               CORP.

                                               By: __________________________
                                               Name: ________________________
                                               Title__________________________

                                               GTE WIRELESS INCORPORATED

                                               By: __________________________
                                               Name: ________________________
                                               Title__________________________